Exhibit 99.1

FOR MORE INFORMATION, CONTACT: Terry Huch Senior Director, Investor Relations & Corporate Communications 847/405-2515 thuch@cfindustries.com

Terra Nitrogen Company, L.P. Reports Fourth Quarter
and Full Year 2011 Results

DEERFIELD, IL (Feb. 15, 2012)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported net earnings of $129.8 million on sales of $201.0 million for the fourth quarter ended December 31, 2011.  This compares to net earnings of $65.8 million on sales of $142.9 million for the 2010 fourth quarter.  Net income allocable to Common Units was $71.5 million ($3.87 per Common Unit) and $48.3 million ($2.61 per Common Unit) for the 2011 and 2010 fourth quarters, respectively.

Results for the fourth quarter of 2011 included an unrealized mark-to-market loss on natural gas derivatives of $7.5 million compared to a gain of $7.0 million in the fourth quarter of 2010.

For the full year 2011, TNCLP reported net earnings of $508.0 million on sales of $798.9 million.  This compares to net earnings of $201.6 million on sales of $564.6 million in 2010.  Net income allocable to Common Units was $283.6 million ($15.33 per Common Unit) and $148.2 million ($8.01 per Common Unit) in 2011 and 2010, respectively.

Analysis of Results
Sales for the 2011 fourth quarter totaled $201.0 million, compared to sales of $142.9 million for the 2010 fourth quarter.  This increase was due primarily to higher ammonia and urea ammonium nitrate solution (UAN) selling prices.

Comparing the 2010 to the 2011 fourth quarter, TNCLP’s:

•                  Ammonia and UAN average selling prices increased by 21 and 79 percent, respectively.

•                  Ammonia and UAN sales volumes decreased by twelve and one percent, respectively.

•                  Realized natural gas unit costs decreased by seven percent.

Sales for the full year totaled $798.9 million, compared to sales of $564.6 million in 2010.  This increase was due to higher ammonia and UAN selling prices and higher sales volumes.

Comparing 2010 to 2011, TNCLP’s full year:

•                  Ammonia average selling price increased by 28 percent and UAN average selling price increased by 55 percent.

•                  Ammonia and UAN sales volumes increased by 15 and 5 percent, respectively.

•                  Realized natural gas unit costs decreased by seven percent.

Cash Distribution
TNCLP reported on February 10, 2012, that its Board of Directors has declared a cash distribution for the quarter ended December 31, 2011, of $4.53 per common limited partnership unit payable February 29, 2012, to holders of record as of February 21, 2012.

NEWS FROM TERRA NITROGEN COMPANY, L.P.	FEBRUARY 15, 2012

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand factors, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. Cash distributions per limited partnership unit also vary based on increasing amounts allocable to the General Partner when cumulative distributions exceed targeted levels. With this distribution, TNCLP cumulative distributions continue to exceed targeted levels.

About TNCLP
Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements
All statements in this communication, other than those relating to historical facts, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond TNCLP’s control, which could cause actual results to differ materially from such statements. Important factors that could cause actual results to differ materially from expectations include, among others:

•                  risks related to TNCLP’s reliance on one production facility;

•                  the cyclical nature of TNCLP’s business;

•                  the global commodity nature of TNCLP’s fertilizer products, the impact of global supply and demand on TNCLP’s selling prices, and the intense global competition in the consolidating markets in which the partnership operates;

•                  conditions in the U.S. agricultural industry;

•                  the volatility of natural gas prices in North America;

•                  reliance on third party transportation providers;

•                  weather conditions;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements;

•                  CF Industries’ ability to integrate the Terra business effectively and the impact of system integration efforts, including the implementation of a new enterprise resource planning system;

•                  TNCLP’s inability to predict seasonal demand for its products accurately;

•                  risks involving derivatives and the effectiveness of TNCLP’s risk measurement and hedging activities;

•                  limited access to capital;

•                  acts of terrorism and regulations to combat terrorism;

•                  deterioration of global market and economic conditions;

•                  risks related to our dependence on and relationships with CF Industries;

•                  control of our General Partner by CF Industries;

•                  the conflicts of interest that may be faced by the executive officers of our General Partner, who operate both us and CF Industries; and

•                  changes in our treatment as a partnership for U.S. or state income tax purposes.

More detailed information about factors that may affect TNCLP’s performance may be found in its filings with the Securities and Exchange Commission, including its most recent periodic reports filed on Form 10-K and Form 10-Q, which are available through CF Industries’ Web site. Forward-looking statements are given only as of the date of this release and TNCLP disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
	(in millions, except per unit amounts)
Net sales:
Product sales to an Affiliate of the General Partner	$200.8	$—	$797.9	$—
Product sales	—	142.7	—	564.0
Other income from an Affiliate of the General Partner	0.1	—	0.6	—
Other income	0.1	0.2	0.4	0.6
Total	201.0	142.9	798.9	564.6

Cost of goods sold:
Materials, supplies and services	61.2	68.2	253.8	329.1
Services provided by the General Partner and Affiliates	6.1	5.3	20.6	17.9
Gross margin	133.7	69.4	524.5	217.6
Selling, general and administrative services provided by the General Partner and Affiliates	3.8	3.3	14.5	14.3
Other general and administrative expenses	0.2	0.3	2.1	1.4

Earnings from operations	129.7	65.8	507.9	201.9
Interest expense (income) - net	(0.1)	—	(0.1)	0.3

Net earnings	$129.8	$65.8	$508.0	$201.6

Allocation of net earnings:
General Partner	$56.9	$16.8	$219.4	$51.4
Class B Common Units	1.4	0.7	5.0	2.0
Common Units	71.5	48.3	283.6	148.2
Net earnings	$129.8	$65.8	$508.0	$201.6

Net earnings per common unit	$3.87	$2.61	$15.33	$8.01

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2011	2010
	(in millions, except for units)
ASSETS
Current assets:
Cash and cash equivalents	$179.8	$124.8
Demand deposits with General Partner Affiliates	8.6	6.1
Accounts receivable, net	0.6	33.4
Inventories, net	22.0	27.6
Prepaid expenses and other current assets	—	1.2
Total current assets	211.0	193.1

Property, plant and equipment, net	77.3	83.2
Plant turnaround, net	6.5	13.4
Other assets	5.9	7.0
Total assets	$300.7	$296.7

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$18.4	$24.3
Customer advances	—	61.2
Other current liabilities	12.0	0.8
Total current liabilities	30.4	86.3

Noncurrent liabilities	1.0	0.4

Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized, issued and outstanding	234.8	208.5
Limited partners’ interests, 184,072 Class B Common Units authorized, issued and outstanding	1.1	0.6
General partner’s interest	33.4	0.9
Total partners’ capital	269.3	210.0
Total liabilities and partners’ capital	$300.7	$296.7

TERRA NITROGEN COMPANY, L.P.

SUMMARIZED OPERATING INFORMATION

	2011		2010
	Sales	Average	Sales	Average
Three months ended	Volumes	Price	Volumes	Price
December 31,	(000 tons)	($/ton)	(000 tons)	($/ton)[2]
Ammonia	84	$530	95	$439
UAN[1]	454	$343	459	$192

	2011		2010
	Sales	Average	Sales	Average
Twelve months ended	Volumes	Unit Price	Volumes	Unit Price
December 31,	(000 tons)	($/ton)	(000 tons)	($/ton)[2]
Ammonia	385	$473	335	$369
UAN[1]	2,047	$299	1,958	$193

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010
Natural Gas Costs/MMBtu[3]	$4.22	$4.54	$4.31	$4.63

1     The nitrogen content of UAN is 32% by weight.

2     After deducting outbound freight costs.

3     Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.